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                                                                    EXHIBIT 7.r

                            Agreement of Joint Filing



         The undersigned hereby agree that they are filing jointly pursuant to Rule 13d-1(f)(1) of the Securities Exchange Act of 1934, as amended, the Statement dated April 29, 1997 containing the information required by Schedule 13D, for the shares of Common Stock of CardioDynamics International Corporation, held by CardioDynamics Holdings, LLC, a California limited liability company, and by the undersigned individuals.




April 29, 1997                              CARDIODYNAMICS HOLDINGS, LLC


                                              By:/s/ Allen Paulson
                                                 ------------------------------
                                                    Allen Paulson, Member


                                              By:/s/ James Gilstrap
                                                 ------------------------------
                                                     James Gilstrap, Member


                                              /s/ Allen Paulson
                                              ---------------------------------
                                              ALLEN PAULSON


                                              /s/ James Gilstrap
                                              ---------------------------------
                                              JAMES GILSTRAP


                                              /s/ Nicholas Diaco
                                              ---------------------------------
                                              NICHOLAS DIACO


                                              /s/ Joseph Diaco
                                              ---------------------------------
                                              JOSEPH DIACO